Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes‑Oxley Act of 2002, the undersigned officer of Cherokee Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) the accompanying report on Form 10‑K of the Company for the year ended January 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 14, 2016	By:	/s/ Henry Stupp Henry Stupp Chief Executive Officer

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.